Exhibit 99.1

December 4, 2005
FOR IMMEDIATE RELEASE	CONTACTS:
News Media
	Tim Sargeant	(202) 624-6043 (O)
(202) 825-7051 (P)

Financial Community
	Melissa E. Adams	(202) 624-6410 (O)
WGL Holdings, Inc. Introduces Fiscal Year 2006 and First Quarter
Fiscal Year 2006 Earnings Guidance
     WGL Holdings, Inc. (NYSE: WGL) (the Company), the parent company of Washington Gas Light Company (Washington Gas or the regulated utility) and other energy-related subsidiaries, today introduced earnings guidance for fiscal year 2006 in a range of $1.85 per share to $1.95 per share. This estimate includes projected fiscal year 2006 earnings from its unregulated businesses to range from $0.15 per share to $0.19 per share. The annual guidance for the consolidated entity includes an estimate of results for the first quarter ending December 31, 2005 in the range of $0.80 per share to $0.86 per share, which reflects projected earnings from the Company’s unregulated businesses in the range of $0.05 per share to $0.07 per share. These projections reflect the results of actual weather through November 27, with normal weather thereafter, no effect from performing earnings tests on a quarterly basis pursuant to a December 18, 2003 rate order issued by the State Corporation Commission of Virginia, and exclude the effect of unusual items that could arise in the future. This earnings guidance has been determined on the date of this news release, and the Company assumes no obligation to update this guidance. The absence of any statement by the Company in the future should not be presumed to represent an affirmation of the earnings guidance given herein.
Other Information
     These projections and other strategic and operational matters will be discussed
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WGL Holdings, Inc. • 101 Constitution Avenue, N.W. • Washington, D.C. 20080 • www.wglholdings.com during an analyst conference the Company will hold with the financial community beginning at 8:30 a.m. Eastern time on December 5, 2005. A live webcast of the conference presentations will be available to the public via a link located on the WGL Holdings Web site, www.wglholdings.com. To hear the live webcast, click on the “Live Webcast” link located on the home page of the referenced site. The webcast will be archived for replay on the WGL Holdings Web site through January 31, 2006.
     Headquartered in Washington, D.C., WGL Holdings is the parent company of Washington Gas, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region. In addition, it holds a group of energy-related retail businesses that focus primarily on retail energy-marketing and commercial heating, ventilating and air conditioning services. Additional information about WGL Holdings is available on its Web site, www.wglholdings.com.
Note: This news release and other statements by the Company include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “may,” “would” and “could.” Although the Company believes such forward-looking statements are based on reasonable assumptions, it cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and the Company assumes no duty to update them.
As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the level and rate at which costs and expenses are incurred in connection with constructing, operating and maintaining the Company’s natural gas distribution system; the ability to implement successful approaches to modify the current or future composition of the gas used to supply customers as a result of the introduction of Cove Point gas into the Company’s natural gas distribution system; variations in weather conditions from normal levels; the ability of natural gas producers, pipeline gatherers and natural gas processors to deliver natural gas into interstate pipelines for delivery by those interstate pipelines to the entrance points of the regulated utility’s natural gas distribution system as a result of factors beyond the control of the Company or its subsidiaries; changes in economic, competitive, political and regulatory conditions and developments; changes in capital and energy commodity market conditions; changes in credit ratings of debt securities of
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WGL Holdings, Inc. or Washington Gas Light Company that may affect access to capital or the cost of debt; changes in credit market conditions and creditworthiness of customers and suppliers; changes in laws and regulations, including tax, environmental and employment laws and regulations; legislative, regulatory and judicial mandates or decisions affecting business operations or the timing of recovery of costs and expenses; the timing and success of business and product development efforts and technological improvements; the pace of deregulation efforts and the availability of other competitive alternatives; terrorist activities; and other uncertainties. The outcome of negotiations and discussions the Company may hold with other parties from time to time regarding utility and energy-related investments and strategic transactions that are both recurring and non-recurring may also affect future performance. For a further discussion of the risks and uncertainties, see the Company’s most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission.
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